Exhibit 99.1

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-357-6777

MPS Continues Record Revenues for Third-Quarter 2005

LOS GATOS, Calif., October 26, 2005 – Monolithic Power Systems, Inc. (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced its financial results for the third quarter ended September 30, 2005:

•	Net revenues of $29.7 million, up 102% from $14.7 million for the same quarter of 2004

•	Gross margin of 64.3%, compared with 60.4% for the same quarter of 2004

•	GAAP operating expenses of $12.5 million, including $7.9 million for research and development, selling, general and administrative; $3.5 million for patent litigation; $1.1 million for stock-based compensation

•	Non-GAAP(1) operating expenses of $11.4 million, excluding $1.1 million for stock-based compensation

•	GAAP net income of $4.0 million, or $0.13 per diluted share, compared with a GAAP net loss of $1.5 million, or ($0.22) per diluted share, for the same quarter of 2004

•	Non-GAAP(1) net income of $5.3 million, or $0.17 per diluted share, compared with non-GAAP net income of $1.4 million, or $0.06 per diluted share, for the same quarter of 2004

•	Cash, cash equivalents and investments of $60.3 million, compared with $51.8 million at June 30, 2005

“Strong revenue growth, excellent margins and more new products defined the third quarter,” said MPS Chief Executive Officer Michael Hsing. “Our revenues increased across all our product families during the quarter and were up 33% sequentially and 102% year-over-year.

“Our DC to DC product family continued to penetrate broad market segments in the third quarter. Our growth and success in the consumer, computing, networking, and industrial segments for the DC to DC line highlighted the results of our new product development and continued product diversification.”

Business Outlook

The following are company financial targets for the fourth quarter ending December 31, 2005:

•	Net revenues in the range of approximately $29 million to $31 million

•	Gross margin at the upper end of our target model of 58% to 63%

•	Non-GAAP operating expenses between $12.0 million and $14.5 million, including estimated litigation expense in the range of approximately $3.5 million to $5.0 million.

Conference Call

MPS plans to conduct a management teleconference covering third-quarter results at 2:00 p.m. PDT / 5:00 p.m. EDT today, October 26, 2005. Dial-in number: 719-457-2692, code number

4858858. The call will be webcast live and archived for all investors for one year on the MPS website at http://www.monolithicpower.com/cmp_02_inv_rel.htm. This press release and any other information related to the call will also be posted on the website at that location. In addition, a phone replay of the call will be available for seven days at 719-457-0820, code number 4858858.

(1) Non-GAAP net income or net loss differs from net income or net loss determined according to GAAP (Generally Accepted Accounting Principles in the United States). A schedule reconciling these amounts is included in this news release. MPS’ non-GAAP net income or net loss differs from GAAP net income or net loss in that the non-GAAP figure excludes stock-based compensation expense. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures in assessing what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with supplemental information and an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides the investor with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP measures utilized by MPS.

About MPS

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company’s advanced process technology and highly experienced analog designers provide high-performance power management integrated circuits (ICs) for automotive, industrial, consumer, computing, and communications products. MPS partners with world-class foundries to deliver high-quality, cost-effective solutions to meet the demanding standards set by its customers. Founded in 1997 and headquartered in Los Gatos, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea and Japan which operate under MPS International, Ltd.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding, among other things, expectations regarding the results of our new product development and continued product diversification, growth in revenues across all product families, and targeted net revenues, gross margin and non-GAAP operating expenses, including litigation expense, for the quarter ending December 31, 2005. These statements are not historical facts or guarantees of future performance or events, and are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of future trials, hearings, motions and appeals; the recent adverse jury verdict against the company and uncertainties about additional or alternative remedies in that case; risks associated with the continued development, structuring and expansion of our business; the schedule of new product development; changes in government regulations in foreign countries where we have offices; acceptance of, or demand for, our products being lower than expected; the potential impact on our financial performance if our tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in our SEC filings, including, but not limited to, our Annual Report on Form 10-K filed on March 31, 2005 and our most recent Quarterly Report on Form 10-Q filed on August 12, 2005.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call. Any statements by persons outside of MPS speculating on the progress of the quarter, or other aspects of MPS’ business, are not based on internal MPS information and should be assessed accordingly by investors.

MPS, Monolithic Power Systems, and the MPS logo are among the trademarks of Monolithic Power Systems, Inc. in the U.S. and certain other countries.

Financial Statements Attached

Monolithic Power Systems, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

(unaudited)

	Balance at Period Ended
	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$44,818	$32,018
Investments	15,475	17,000
Accounts receivable, net	9,761	3,996
Inventories	5,716	5,398
Deferred income tax assets - current	3,319	807
Prepaid expenses and other current assets	595	1,116

Total current assets	79,684	60,335
Property and equipment, net	4,595	4,180
Deferred income tax asset - long term	658	658
Other assets	110	134
Restricted assets	6,408	6,641

Total assets	$91,455	$71,948

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,995	$3,396
Accrued compensation and related benefits	3,960	1,518
Accrued income tax payable	6	374
Accrued liabilities	16,149	2,996

Total current liabilities	26,110	8,284
Deferred rent	218	161

Shareholders’ equity:
Common stock	95,792	93,527
Deferred stock compensation	(5,361)	(9,180)
Notes receivable from stockholders	(398)	(398)
Accumulated other comprehensive income	(67)	244
Accumulated deficit	(24,839)	(20,690)

Total shareholders’ equity	65,127	63,503

Total liabilities and shareholders’ equity	$91,455	$71,948

Monolithic Power Systems, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Revenues	$29,706	$14,737	$66,600	$32,796
Cost of revenues	10,463	5,626	23,917	13,200
Stock-based compensation	133	206	369	634

Total cost of revenues	10,596	5,832	24,286	13,834

Gross profit	19,110	8,905	42,314	18,962
Gross profit %	64.3%	60.4%	63.5%	57.8%
Operating expenses:
Research and development	4,150	3,529	11,357	9,247
Selling, general and administrative	4,913	3,109	13,198	9,655
Patent litigation	3,475	3,370	13,345	4,844
Provision for litigation	—	—	12,000	—

Total operating expenses	12,538	10,008	49,900	23,746

Income (loss) from operations	6,572	(1,103)	(7,586)	(4,784)
Other income (expense):
Interest income	401	40	1,094	109
Other expense	(74)	(84)	(160)	(95)

Total other income (loss), net	327	(44)	934	14

Income (loss) before income taxes	6,899	(1,147)	(6,652)	(4,770)

Income tax expense (benefit)	2,914	—	(2,502)	—

Net Income (loss)	3,985	(1,147)	(4,150)	(4,770)

Accretion of redeemable convertible preferred stock	—	335	—	1,005

Net income (loss) attributable to common stockholders	$3,985	$(1,482)	$(4,150)	$(5,775)

Basic net income (loss) per common share	$0.14	$(0.22)	$(0.15)	$(0.86)
Diluted net income (loss) per common share	$0.13	$(0.22)	$(0.15)	$(0.86)
Shares used in basic net income (loss) per common share	28,093	6,818	27,794	6,690
Shares used in diluted net income (loss) per common share	31,495	6,818	27,794	6,690

Monolithic Power Systems, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Revenues	$29,694	$14,737	$66,577	$32,962
Cost of revenues	10,463	5,626	23,917	13,200

Gross profit	19,231	9,111	42,660	19,762
Gross profit %	64.8%	61.8%	64.1%	60.0%
Operating expenses:
Research and development	3,475	2,093	8,935	5,421
Selling, general and administrative	4,429	1,863	11,229	5,048
Patent litigation	3,475	3,370	13,345	4,844
Provision for litigation	—	—	12,000	—

Total operating expenses	11,379	7,326	45,509	15,313

Income (Loss) from operations	7,852	1,785	(2,849)	4,449
Other income (expense):
Interest income	401	40	1,094	109
Other expense	(74)	(84)	(160)	(95)

Total other income (loss), net	327	(44)	934	14

Income (loss) before income taxes	8,179	1,741	(1,915)	4,463

Income tax expense (benefit)	2,914	—	(2,502)	—

Net Income	5,265	1,741	587	4,463

Accretion of redeemable convertible preferred stock	—	335	—	1,005

Net income attributable to common stockholders	$5,265	$1,406	$587	$3,458

Basic net income per common share	$0.19	$0.21	$0.02	$0.52
Diluted net income per common share	$0.17	$0.06	$0.02	$0.15
Shares used in basic net income per common share	28,093	6,818	27,794	6,690
Shares used in diluted net income per common share	31,495	22,291	31,189	22,411

GAAP TO NON-GAAP RECONCILIATION

	Three Months Ending		Nine Months Ending
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Net Income (loss) - GAAP Basis	$3,985	$(1,147)	$(4,150)	$(4,770)

Non-GAAP adjustments for stock-based compensation
Contra revenues	(12)	—	(23)	166
Cost of revenues	133	206	369	634
S,G&A	484	1,246	1,969	4,607
R&D	675	1,436	2,422	3,826

Net Income - Non-GAAP Basis	$5,265	$1,741	$587	$4,463